UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 1, 2013
(Date of earliest event reported)

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
(Exact name of registrant as specified in its charter)

Washington	000-13468		91-1069248
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification Number)
incorporation or organization)

1015 Third Avenue, 12th Floor, Seattle, Washington		98104
(Address of principal executive offices)		(Zip Code)

(206) 674-3400
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

The following information is included in this document as a result of Expeditors' policy regarding public disclosure of corporate information.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS UNDER SECURITIES LITIGATION REFORM ACT OF 1995; CERTAIN CAUTIONARY STATEMENTS

Certain portions of this document, including the answer to question 2, contain forward-looking statements which are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual future results and trends may differ materially from historical results or those projected in any forward-looking statements depending on a variety of factors including, but not limited to, changes in customer demand for Expeditors' services caused by a general economic slow-down, inventory build-up, decreased consumer confidence, volatility in equity markets, energy prices, political changes, changes in foreign currency rates, or the unpredictable acts of competitors.
SELECTED INQUIRIES RECEIVED THROUGH FEBRUARY 27, 2013
We received a number of calls since we released our earnings, and as our practice, we don't answer questions until our 10-K is filed, which happened Wednesday afternoon.

It seems to us, that the calls we received can be categorized into three areas of interest:

A.    “Do you guys still not do earnings calls?”

B.	“What is IT that happened in the Rent and Occupancy and “Other” expense lines in the fourth quarter? Was there anything in either of these expense lines which were 'one-time' or non-recurring?”
C.    “Are you going to do an 8-K?”

Our responses follow:

1.    “Do you guys still not do earnings call?”

The answer is Yes, we still don't do earnings calls.

2.    “What is IT that happened with the “Rent and Occupancy” and “Other” expense lines in the fourth quarter? Was there anything in either of these expense lines which were 'one-time' or 'non-recurring'?”

In the course of running an international business, there are a myriad of decisions that occur daily, hourly and by minute. Sometimes, things change very quickly and don't happen the way you planned and certainly not the way you decided and which we philosophically accept by intoning the mantra “IT Happens.” This quarter, there were several immaterial “ITs” that “Happened” for which we made appropriate adjustments. While certainly immaterial, even in the aggregate, both the “Rent and Occupancy” and the “Other” expense lines were a little higher than historical trends. They were immaterial to the quarter, immaterial to the year, and certainly immaterial to the long-term focus that is the core of our management philosophy…as in totally insignificant….for which adjustments were made because they passed what we call the “oatmeal” standard… made famous in those old Wilford Brimley/ Quaker Oats television commercials, i.e., “It's the right thing to do...”

There is a saying about “IF” that emanates from the hardscrabble ranch and buckaroo culture of the western United States that, abbreviated and presented in acceptable and benign form goes something like

“IF the dog hadn't stopped to…., he would have caught the rabbit.” Here at Expeditors, we tend to emulate the philosophy espoused by that classic Rudyard Kipling poem, ”IF,”1 when addressing challenges…particularly immaterial ones. In that vain, we have never been much for trying to create a verbal mirage of excuses for so-called “one-time” or “non-recurring” or “one-off” “IT” by inter-wining the words “IT” and “IF” in veiled attempts to attach appositive meanings to what “IT” would be, ”IF” “IT” wasn't what “IT” was (or is). Truth be told, while there are some items that are unusual, or irregular, there are very few items, that are truly “one-time” or “non-recurring” or “one-off.” It is amazing how recurring “non-recurring” seems to occur. It also seems to us that the temptation to label and call out the “one-time” or “non-recurring” or “one-off” “IT” is more actively applied to expense and other negative “IT,” than is ever applied or called out to revenue and other positive “non-recurring” or “one-time” or “one-off” “IT.” So, to paraphrase that now famous, or infamous, as it were, Clintonian line…”It depends on what the meaning of the words 'IT' is.”

As we've noted, our practice and preference has always been to not to talk or make excuses about “IT.” We also think it even a bigger waste of time to categorize “IT,” particularly immaterial “IT” as “one-time” or “non-recurring” or “one-off” “IT.” After all, when “IT” happens, all the “one-time” or “non-recurring” or “one-off” categorizations in the world can't alter the fact that at the end of the day, “IT” is what “IT” is.

Being as we are in the thralls of a culture that expects any and all available information to be instantaneously assimilated, analyzed and interpreted, and then to immediately have all plausible scenarios disseminated on-line, in real time,2 we've seen a number of interpretations floating about speculating as to what the above-reference “IT” might be. Having determined these “IT”s were immaterial, we did not see the need to call out any of the “IT” specifically as “one-time” or “non-recurring” or “one-off,” despite the fact that the referenced expense line items were a little off the quarterly trends. The only speculative “IT” which we thought we should address out right was:

“It might have been the DOJ settlement the company referenced in the press release.”

We placed this reference in our earnings release as it was our perception that much more was made in the media, particularly the local media, of our having received the DOJ subpoena than was ever made out of our having received this closure letter from the DOJ.

So, let us dispel this speculation once and for all.

1.    We included in Legal Proceedings section of our 2012 Third Quarter10-Q the following disclosure (bold underlined italicized letters added for emphasis):

“On October 10, 2007, the U. S. Department of Justice (DOJ) issued a subpoena ordering the Company to produce certain information and records relating to an investigation of alleged anti-competitive behavior amongst air cargo freight forwarders. In a letter dated October 17, 2012, the DOJ confirmed that the Company is no longer a subject of this investigation.”

We would have thought communicating that we had been told we were no longer a subject to the investigation by the DOJ would ipso facto, have disclosed there was no fine or penalty imposed by the DOJ, hence, nothing to settle as no charges were brought against us requiring a fine or penalty.”
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1 http://www.poemhunter.com/poem/if/
2 And no, we don't follow ourselves on Twitter. We're of the generally held opinion that all things derivative of any kind of bird are best avoided (therapeutic sessions of “Angry Birds” excepted of course).

2.    In our press release, we said (bold underlined italicized letters added for emphasis),
“…we successfully concluded our part of the five year DOJ investigation into our industry.”

Anyone who seriously follows us should understand that we would never have used the adverb “successfully” to describe any kind of an investigation that was concluded where we had to pay a fine or penalty.

So, “IT” wasn't that.

Having confirmed that “IT Happens,” and having dispelled (hopefully) what “IT” wasn't, we are in a position that we need to explain what “IT” actually was.

1.    Rent and Occupancy: The second largest overhead expense item at Expeditors is the amount we pay for office and facilities. Because of the criticality of having our people sit inside out of the elements (or worse yet, working from home, which we think is usually an oxymoron) we are continuously and pro-actively engaged in activities to ensure that we are meeting our existing and future real estate needs. As our former General Counsel would often say, “We can't have 'Bag Forwarders' trying to service our customers from shopping carts in a parking lot because we didn't plan for out occupancy needs.” In light of recent market developments and future strategic plans, we recently decided to take a more expansive approach in two key gateway cities where we had already embarked on some expansion plans. These projects were still in fairly nascent stages. Having determined to take a more expansive approach in these two cities, we abandoned our previous efforts, which required that we “write-off” any associated amounts that had already accumulated in our “Construction in Progress” account. That “IT” was about $3 million ($1.9 million after tax).

2.    Other: Expeditors operates in a 60 countries wherein a myriad of income and indirect tax, fees, foreign withholding taxes, etc. are levied with ever changing rules and interpretations. We actually believe in being good corporate citizens in whatever country we operate. This means that we pay our taxes according to the local tax regulations in each of those countries. We don't enter into glamorous-sounding arrangements to exploit arcane loopholes involving myriads of strange islands in exotic locations. We repatriate, (funny name for that process as we've previously commented…and we refer you to the our response to Question 2 of our 25-August 2011 8-K) the earnings from our overseas subsidiaries into the United States and declare our full share of taxable income, and rely on whatever foreign tax credits we are allowed by the Internal Revenue Code for earnings already taxed in jurisdictions with which the United States has tax treaties to address double taxation. When we instituted this policy back in 1993 and began to accrue a full US tax rate on all worldwide income, it seemed to us that we spent an in-ordinate amount of time fending off “Gaggles” of accountants and “Prides” of lawyers trying to foist upon us all the latest and greatest tax avoidance schemes. From that experience, we came to understand why, where and how so many companies are able to construct wildly intricate tax avoidance schemes by structuring their affairs in such a way that they pay no tax anywhere…or as close to no tax as they can get.

The relevance of all that is this: at Expeditors, we have a relatively simple tax structure. To our simple freight forwarder mentality, the difference between the exorbitant amounts of money required to pay the “Gaggles and Prides” to perpetuate the byzantine and complex, wildly intricate, tax avoidance schemes and the amount of taxes you'd pay if you just did straight forward, reasonable tax computations isn't worth the anxiety of what will happen when laws or interpretations change. Of course the “Gaggles and Prides” revel in these changes in taxation rules. Once in their clutches, you're trapped. Each new change or new interpretation provides new opportunities, cast as necessities, for them to layer even more new wildly intricate schemes on top of old wildly intricate schemes, each change geometrically requiring larger “Gaggles and Prides.” Before you know it, your tax department has turned your company into a “Rube Goldberg Tax Machine”3 whose procedural tentacles have crept into every nook and cranny of your business operations. This complicates and convolutes your business' operational aspects beyond recognition to the business people who are actually attempting to service your customers. With every single business decision now overshadowed by tax ramifications than no one but the “Gaggles and Prides” understand, you can find yourself in the tax business first and the customer service business second. We think it would be terribly difficult to actually maintain focus on the vital non-taxation parts of your business (i.e. the product development, sales and customer service purpose for which the Company actually exists). Not to be outdone, the Government reacts to these “Rube Goldberg” tax avoidance schemes by passing more complex and more comprehensive laws. This in turn requires more and more government tax auditors and examiners. The “Gaggles and Prides” react by bolting more “wheels and pulleys” onto the already ridiculously complex “Rube Goldberg Tax Machine” that was once your company…and thus you see the vicious circle of regulation and complexity that global taxation has become.
So, even though at Expeditors, while we attempt to avoid much of that by refusing to buy into the “Rube Goldberg Tax Machine” philosophy, we are impacted by the ever changing, reactive and increasingly restrictive government regulations over taxation. As simple as we try to keep it, tax changes around the world allow “IT” to show up very quickly if there is not adequate procedures in place to find “IT” and deal with “IT.”
As countries globally have enacted these new, more stringent regulations to extract some form of taxation from those companies who, having been overwhelmed by and/or capitulated to the above-referenced “Gaggles and Prides” pay little or no tax anywhere, we need to be ever mindful of what these changes mean on our relatively simple tax structure. Ways countries have chosen to extend their taxation reach are to become more active in increasing the amount and expanding the applicability of withholding taxes, while at the same time levying additional indirect taxes. They have also begun to apply and extend the reach of direct taxes, like Value-Added Tax (“VAT”), in new, rather unconventional ways. This is in contrast to the normal VAT protocols and income withholding tax rules, which have traditionally been either fully recoverable or fully credible.
As we approach the end of the year, we go through our normal yearly analysis of our tax accounts and apply “acid tests” to tax credits accrued on foreign withholding taxes paid in various jurisdictions. Having clarified our position, we identified several countries where rule changes or interpretations made the realization of accrued foreign tax credits different from what we had experienced in prior years. After assessing the likelihood, or unlikelihood, as the case may be, of both the recovery or the realization of some of the accrued foreign tax credits, at least without spending a lot of money with the “Gaggles and Prides,” we made the prudent decision to write this “IT” off while “IT” was still immaterial. Handling these differences conservatively at the “IT” stage is far preferable to waiting until the amounts accrue beyond the “IT” stage, to becomes the larger and more odiferous progeny of IT. The aggregation of all the tax related “IT” was about $7.7 million dollars ($4.8 million after tax). And that's about IT!
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3 Per Webster's New World College Dictionary: (ro̵̅o̅b′ gôld′bərg) designating any very complicated invention, machine, scheme, etc. laboriously contrived to perform a seemingly simple operation. Origin: after Rube (Reuben Lucius) Goldberg (1883-1970), U.S. cartoonist of comically involved contrivances. Also see http://www.rubegoldberg.com/.

3.    “Are you going to do an 8-K?”

Well, having just done this one, we can answer affirmatively, Yes we are and we did.

In past years, we have deliberately tried to put more of the routine kinds of information people asked about in our earnings releases and in our quarterly Form 10-Q's and annual 10-K's. One of the challenges we have is that we get a lot of questions that when reviewed in context of our routine public filings, contain the responses to those questions that we would have selected to answer. The last number of years, the markets have been so unpredictable that the responses would have been so focused on our providing forward looking statements and general comments on the industry that, to speak quite frankly, were either very murky and changing so quickly that anything that we could have said would have been either dated or turned out to be incomplete information by the time we published it.

If additional questions come in, we'll do our best to turn around some kind of response, but will limit our responses to a fixed number of questions (10 or 15). Questions can be sent to investor@expeditors.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

March 4, 2013             /s/ PETER J. ROSE
R. Jordan Gates, Chairman and Chief Executive Officer

March 4, 2013             /s/ R. JORDAN GATES
R. Jordan Gates, President and Chief Operating Officer

March 4, 2013             /s/ BRADLEY S. POWELL
Bradley S. Powell, Senior Vice President and Chief Financial Officer